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EXHIBIT 21

     Subsidiaries of the Company

Integra of Pennsylvania, Inc.

Integra IPA, Inc.

Elliptic Resources, Inc.

North, Clawson and Bolt, LTD

Clifton Group, Inc.

Twin Ponds Management

Global Benefit Solutions, LLC